POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Charity Kohl, Christi Morrison and Safieh Campbell,

or any of them signing singly, and with full power of substitution,

as the undersigned's true and lawful attorney in fact to:

       1. prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and Exchange

Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), or any rule or regulation of the SEC;

       2. execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer or director of Weatherford

International plc (the "Company"), Forms 3, 4, and 5 (including any successor forms thereto) in accordance with Section 16(a) of the

Exchange Act and the rules thereunder;

       3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms, complete and execute any amendment or amendments thereto,

and timely file such forms with the SEC and any stock exchange or similar authority; and

       4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact,

may be of benefit to, in the best interest of, or legally required by,

the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

 The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under

Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of this 27th day of January, 2015.

                                               /s/ Lance R. Marklinger

                                               Name:  Lance R. Marklinger

                                               Date:  January 27, 2015